UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2003

GRANITE CONSTRUCTION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-12911	77-0239383
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

(831) 724-1011
Registrant’s telephone number, including area code

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Item 12. Disclosure of Updated Results of Operations and Financial Condition.
Item 7. Financial Statement, Pro Forma Financial Information and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Exhibit 20.1
Exhibit 20.2

Item 12. Disclosure of Updated Results of Operations and Financial Condition.

     On November 12, 2003, Granite Construction Incorporated announced that on November 7, 2003 the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under FASB Statement No. 150 “Accounting for Certain financial Instruments with Characteristics of Both Liabilities and Equity” (“FSP 150-3”). FSP 150-3 defers the implementation of certain aspects of FASB Statement No. 150 (“SFAS 150”) indefinitely, including the measurement provision of SFAS 150 related to certain redeemable securities of our majority owned subsidiary, Wilder Construction Company.

     In our earnings press release dated November 5, 2003 we had included in our financial information for the third quarter ended September 30, 2003 a cumulative effect of a change in accounting principle in the amount of $5.1 million and other expenses related to the implementation of SFAS 150. Due to the deferral that is required by FSP 150-3, this cumulative effect and the related expenses will not be recorded in the financial statements in our Quarterly Report on Form 10Q for the quarter ended September 30, 2003 to be filed on or about November 14, 2003.

     Commenting on this change, William E. Barton, Senior Vice President and Chief Financial Officer said, “At the time of our earnings release it was required by the FASB that we reflect this accounting change in our financials. FASB subsequently issued a change that, although positively impacting our net income per share, does not reflect any changes in the quality of our operating financial results.”

     The table below illustrates the impact of this change on our diluted earnings per share for the quarter ended September 30, 2003:

	Current	Previously Reported

Income per share before the cumulative effect of a change in accounting principle	$0.63	$0.60
Cumulative effect of a change in accounting principle	—	$0.13
Net income per share	$0.63	$0.47

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are attached hereto and furnished herewith:

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Exhibit
Number

20.1	Press Release of Registrant, dated November 12, 2003, update to third quarter financial results.

20.2	Comparative Financial Summary

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

Date: November 13, 2003	By:	/s/ William E. Barton

William E. Barton
Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
Number	Document

20.1	Press Release of Registrant, dated November 12, 2003, update to third quarter financial results
20.2	Comparative Financial Summary

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